UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(D)
                                     OF THE
                         SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of Earliest Event Reported): SEPTEMBER 30, 2004

                                RAMP CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

                                    DELAWARE
                 (State or Other Jurisdiction of Incorporation)

                   0-24768                                      84-1123311
          (Commission File Number)                           (I.R.S. Employer
                                                          Identification Number)

                                 (212) 440-1500
              (Registrant's Telephone Number, Including Area Code)

        33 MAIDEN LANE, NEW YORK, NY                              10038
  (Address of Principal Executive Offices)                      (Zip Code)


                                 NOT APPLICABLE
         (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

|_|  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))


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ITEM 2.01      COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

          On September 30, 2004, Ramp Corporation (the "Company") closed the transaction pursuant to that certain Asset Purchase Agreement (the "Asset Purchase Agreement"), dated as of September 29, 2004, by and between the Company, The Duncan Group, Inc. ("Duncan"), M. David Duncan (a former employee of the Company) and Nancy L. Duncan, (a former Executive Vice President of the Company) to sell the assets of the Company previously acquired from Duncan on November 10, 2003 (including intellectual property, tangible personal property, accounts receivable, and other assets) related to the business of Duncan known as Frontline Physicians Exchange and Frontline Communications ("Frontline"). In accordance with the Asset Purchase Agreement, the Company agreed to sell all of the assets of the Company's Frontline division, now known as the OnRamp division, in consideration of (i) the Company's receipt of $500,000 in cash paid at closing; (ii) termination of the employment agreement between the Company and each of M. David Duncan and Nancy L. Duncan; (iii) release and discharge of the Company's obligations to Duncan under that certain Asset Purchase Agreement dated as of November 7, 2003, between the Company and Duncan (the "2003 Purchase Agreement"), to issue Incentive Shares (as defined in the Asset Purchase Agreement) to Duncan; (iv) release and discharge of the Company's obligations to Duncan under the 2003 Purchase Agreement to pay Duncan a royalty equal to 15% of the gross revenue of the OnRamp business during 2003 and 2004 (of which $326,000 was accrued and unpaid as of June 30, 2004); and (v) release and discharge of the Company's obligations under the 2003 Purchase Agreement to pay Duncan any shortfall amount following the sale of certain shares of the Company's common stock by Duncan.

         The sale of OnRamp results in a loss of approximately $3.9 million. Absent the sale of OnRamp during the third quarter, the Company would likely have written down goodwill and other intangible assets associated with its OnRamp operations in response to changing business conditions during the third quarter. Since the sale of OnRamp was in fact consummated during the third quarter, the entire impact of OnRamp's operations will be reclassified to discontinued operations in the Company's financial statements for the three and nine-month periods ended September 30, 2004.

         The sale of OnRamp is part of refocusing the Company's financial resources and management efforts on its core HealthRamp operations. The company believes that focusing on HealthRamp's long-term potential and evolving opportunities is in the best interest of its stockholders.

         A copy of the press release that the Company issued to announce the closing of the transaction is furnished as Exhibit 99.2.

ITEM 9.01      FINANCIAL STATEMENTS AND EXHIBITS

(b) Pro forma financial information.

In accordance with Item 9.01(b)(1) of Form 8-K, the pro forma financial information required by Item 9.01(b) of Form 8-K is attached hereto as Exhibit 99.1.

(c) Exhibits

     2.1 Asset Purchase Agreement by and among the Company and The Duncan Group, Inc. ("Duncan"), M. David Duncan and Nancy L. Duncan, dated as of September 29, 2004.

     99.1 Consolidated pro forma financial statements of the Company for the six months ended June 30, 2004, and the year ended December 31, 2003.

     99.2 Press Release of the Company, dated October 1, 2004.



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                                   SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on October 5, 2004.


                                        RAMP CORPORATION

                                        /s/ Andrew Brown
                                        ----------------------------------------
                                        By:    Andrew Brown
                                        Its:    Chief Executive Officer
Date: October 5, 2004